EXHIBIT NO. 32

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. §1350

AS ADOPTED PURSUANT TO

§906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-K of Colony Bankcorp, Inc. (the Company) for the year ended    December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Edward P. Loomis, Jr., President and Chief Executive Officer of the Company, and Terry L. Hester, Chief Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge and belief that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edward P. Loomis, Jr.

Edward P. Loomis, Jr.

President and Chief Executive Officer

March 10, 2016

/s/Terry L. Hester

Terry L. Hester

Chief Financial and Accounting Officer

March 10, 2016

This certification accompanies this Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.